UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2021

Virgin Orbit Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40267	98-1576914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4022 E. Conant St. Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)

(562) 388-4400

(Registrant’s telephone number, including area code)

NextGen Acquisition Corp. II

2255 Glades Road, Suite 324A

Boca Raton, Florida 33431

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VORB	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VORBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on August 22, 2021, the registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pulsar Merger Sub, Inc. (“Merger Sub”) and Vieco USA, Inc. (“Vieco USA”), which contemplated, among other things, the domestication of the registrant and continuation of the registrant as a Delaware corporation, the change of the registrant’s name to “Virgin Orbit Holdings, Inc.”, and the merger of Merger Sub with and into Vieco USA, with Vieco USA surviving the merger as a wholly owned subsidiary of the registrant (collectively, the “Transactions”).

As previously reported, pursuant to the terms of the Merger Agreement, if, after the deadline for Acquiror Share Redemptions (as defined in the Merger Agreement) had passed in connection with the Acquiror Shareholders’ Meeting (as defined in the Merger Agreement), the sum of (x) the amount of cash available in (i) the trust account into which substantially all of the proceeds of the registrant’s initial public offering and private placements of its warrants were deposited for the benefit of the registrant, certain of its public shareholders and the underwriters of the registrant’s initial public offering (the “Trust Account”), after deducting the amount required to satisfy the registrant’s obligations to its shareholders that exercised their rights to redeem their Class A Ordinary Shares of the registrant pursuant to the registrant’s constitutional documents, transaction expenses of the registrant or its affiliates, and any deferred underwriting commissions being held in the Trust Account (the “Trust Amount”) plus (y) the PIPE Investment Amount (as defined in the Merger Agreement), was expected to be less than $200,000,000, then, at or prior to the closing of the Transactions, Virgin Investments Limited, a company limited by shares under the laws of the British Virgin Islands (“VIL”), and its affiliates had the right (but not the obligation) to purchase up to $100,000,000 of additional shares of Acquiror Common Stock (as defined in the Merger Agreement) at a price per share of $10.00 (the aggregate dollar value of such purchase, the “Additional Equity Amount”).

Pursuant to this right, on December 28, 2021, VIL entered into a subscription agreement pursuant to which VIL agreed to subscribe for 5,820,000 shares of the registrant’s common stock in connection with the closing of the Transactions for an aggregate cash purchase price of $58,200,000. On December 28, 2021, George N. Mattson and Gregory L. Summe, the co-chairmen of the registrant’s board of directors prior to the consummation of the Transactions, also each entered into a subscription agreement pursuant to which each of Mr. Mattson and Mr. Summe agreed to subscribe for 100,000 shares of the registrant’s common stock in connection with the closing of the Transactions for an aggregate cash purchase price of $1,000,000 each (collectively, with VIL’s additional subscription, the “Additional Subscriptions”). The subscription agreements relating to the Additional Subscriptions include registration rights substantially identical to those included in the previously reported subscription agreements entered into on August 22, 2021, concurrently with the execution of the Merger Agreement.

The Additional Subscriptions were consummated concurrently with the Transactions on December 29, 2021. The shares of common stock purchased pursuant to the Additional Subscriptions were issued in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act.

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the proxy statement/prospectus (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) by NextGen on December 7, 2021 in the section entitled “Frequently Used Terms” beginning on page 1 thereof, and such definitions are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

After giving effect to the redemption of 31,480,291 Class A ordinary shares of the registrant in connection with the Transactions, the forfeiture of 765,000 Class B ordinary shares of NextGen by the Sponsor in connection with the Closing, the Transactions and the concurrent private placements (including the Additional Subscriptions), there were 334,919,914 shares of the registrant’s common stock outstanding following the Transactions. Of these shares, the registrant’s public shareholders owned approximately 2.0% of the outstanding common stock, prior stockholders of Vieco USA owned approximately 93.7% of the outstanding common stock, NextGen Sponsor II LLC and related parties collectively owned approximately 3.1% of the outstanding common stock, and third-party investors in a previously reported private placement owned approximately 1.2% of the outstanding common stock.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Additional Subscription Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN ORBIT HOLDINGS, INC.

Date: January 4, 2022	By:	/s/ Dan Hart
	Name:	Dan Hart
	Title:	Chief Executive Officer

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